UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2013

Gladstone Investment Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00704	83-0423116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200

McLean, Virginia 22102

(Address of principal executive offices)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 8, 2013, Gladstone Investment Corporation (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). There were present at the Annual Meeting, in person or by proxy, stockholders holding an aggregate of 17,655,264 shares of the Company’s common stock and 783,438 shares of the Company’s preferred stock. The following matters were submitted to the stockholders for consideration:

1.	To elect four directors, as outlined below:

(a)	Three directors to be elected by the holders of common stock and preferred stock, voting together as a single class, such directors to serve until the 2016 Annual Meeting of Stockholders, or until their successors are elected and qualified; and

(b)	One director to be elected by the holders of the preferred stock, voting as a single class, such director to serve until the 2016 Annual Meeting of Stockholders, or until his successor is elected and qualified; and

2.	To approve a proposal to authorize the Company, with the approval of its Board of Directors, to issue and sell shares of common stock (during the next 12 months) at a price below its then current net asset value per share subject to certain limitations set forth in the proxy statement (including, without limitation, that the number of shares issued and sold pursuant to such authority does not exceed 25% of its then outstanding common stock immediately prior to each such sale).

The voting results, as tabulated by and received from the inspector of election for the Annual Meeting, relating to the matters voted on at the Annual Meeting indicate that: Paul W. Adelgren, David Gladstone, John H. Outland and Terry Earhart were elected to serve as directors until the 2016 Annual Meeting of Stockholders, or until their successors are elected and qualified; and proposal 2 was also approved by the Company’s stockholders. The full voting results are as follows:

1(a.)	Election of directors to hold office until the 2016 Annual Meeting:

Such matter was voted upon by the stockholders holding common stock and preferred stock, voting together as a single class.

	For	Withheld	Broker Non-Votes
Paul W. Adelgren	16,731,325	1,707,377	0
David Gladstone	16,749,225	1,689,477	0
John H. Outland	16,736,258	1,702,444	0

1(b.)	Election of a director to hold office until the 2016 Annual Meeting:

Such matter was voted upon solely by the stockholders holding preferred stock.

	For	Withheld	Broker Non-Votes
Terry Earhart	725,202	58,236	0

Continuing directors whose terms did not expire at the Annual Meeting were as follows: Michela A. English and Anthony W. Parker (each serving until the 2014 Annual Meeting of Stockholders), and Terry Lee Brubaker, David A.R. Dullum and John D. Reilly (each serving until the 2015 Annual Meeting of Stockholders).

2.	Ratification of proposal to authorize the Company, with the approval of its Board of Directors, to issue and sell shares of its common stock (during the next 12 months) at a price below its then current net asset value per share, subject to certain limitations set forth in the proxy (including, without limitation, that the number of shares issued and sold pursuant to such authority does not exceed 25% of its then outstanding common stock immediately prior to each such sale):

For	Against	Abstain	Broker Non-Votes
13,137,934	4,989,785	310,983	0

Such matter was voted upon by the Company’s stockholders holding common stock and preferred stock, voting together as a single class. As required by the Investment Company Act of 1940, as amended, this proposal was approved by more than 67% of all voting securities of the Company present at the Annual Meeting and more than 67% of the unaffiliated voting securities of the Company present at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Investment Corporation (Registrant)

	By:	/s/ David Watson
August 8, 2013		(David Watson, Chief Financial Officer and Treasurer)